NASDAQ: AWBC
awbank.net

AmericanWest Bancorporation

Robert M. Daugherty
President and CEO

Sandler O'Neill & Partners
2007 West Coast Financial Services Conference
Washington Community Bank Panel

March 6, 2007

Exhibit 99.1

Safe Harbor Statement
This presentation contain comments and information that constitute “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995). The forward-looking statements herein are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by such statements.
Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following: 1. Related to the Far West merger: the ability of AmericanWest to obtain the required shareholder approvals; the ability to consummate the transaction; the ability to successfully integrate the companies; a material adverse change in the financial condition, results of operations or prospects of either company;
the ability to fully realize the expected cost savings; and, the risk of customer attrition; 2. Generally: the ability to open new financial centers and loan production offices in a timely manner; the ability to realize cost savings associated with staff reduction; the ability to achieve targeted asset quality improvement; change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition;
changes in accounting principles, policies or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting operations, pricing and services;
and other risk factors referred to from time to time in filings made by AmericanWest with the Securities and Exchange
Commission. When used in this presentation, the words “believes,” “estimates,” “expects,” “should,” “anticipates” and similar expressions as they relate to either company or the proposed transaction are intended to identify forward-looking statements. Forward-looking statements speak only as to the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. This presentation may be deemed to be offering or solicitation materials of AmericanWest
Bancorporation and Far West Bancorporation in connection with the proposed merger of Far West with and into
AmericanWest.  Shareholders are urged to read the joint proxy statement/prospectus that will be included in the registration statement on Form S-4, which AmericanWest has filed with the SEC in connection with the proposed acquisition, because both contains important information about AmericanWest, Far West, the acquisition and related matters. The directors and executive officers of AmericanWest and Far West may be deemed to be participants in the solicitation of proxies from their respective shareholders. Information regarding AmericanWest’s participants and their security holdings can be found in its most recent proxy statement filed with the SEC, and information for both
AmericanWest and Far West participants in the joint proxy statement/prospectus. All documents filed with the SEC are or will be available for free, both on the SEC web site (http://www.sec.gov) and by directing requests to:
For AmericanWest:
AmericanWest Bancorporation
Attention: Investor Relations
41 West Riverside Avenue, Ste. 400
Spokane, WA  99201
Email: investorinfo@awbank.net
Phone: 509.232.1536
For Far West:
Far West
Bancorporation
Attention:  President
201 East Center
Street,
Provo, UT  84606
Email:

AmericanWest Bank
WA
Colville
Sandpoint
Spokane
Hayden
Coeur d'Alene
Moses Lake
St. Maries
Yakima
Pullman
Moscow
Pasco
Orofino
Lewiston
Kennewick
OR
FAR WEST BANK
What your bank should be.
Salt Lake City
South Jordan
Sandy
Orem
Provo
Springville
Salem
Payson
Nephi
Fairview
Price
Mt. Pleasant
Ephraim
UT
Loa
St. George

NASDAQ: AWBC
awbank.net

AmericanWest Bancorporation

Strategic Focus – WA/ID
– Continue to evaluate expansion opportunities in contiguous markets with strong economic growth characteristics either
on a de novo or acquisition basis
– Continued improvement in asset quality metrics driven by
strong credit culture and dedicated special assets group
– 2007 expected net charge offs of 0.25% - 0.35%
– Expected non-performing assets/total assets of 0.60%
by 3/31/02007

Strategic Focus – WA/ID (cont’d)
– Target efficiency ratio by Q4 2007 of 60%, driven by Far West acquisition synergies and internal cost control focus
– 5% staff reduction ($1.7MM in annual pre-tax savings)
expected by Q2 2007
– Investment cycle in Washington/Idaho infrastructure
substantially complete
– 4 new financial centers opened and 2 relocated since
2005
– Focus on growth areas in existing footprint, including
Coeur d’Alene, ID and Tri-Cities area of WA

Strategic Focus – Utah De Novo Expansion
– Initiated expansion to high-growth Utah markets in Q3
2006 with opening of an LPO near Salt Lake City
– Utah has strong long-term economic growth
prospects and will allow for asset base
diversification
– Projected population growth for 2006-2011 well
above national average (Provo MSA 24%)

NASDAQ: AWBC
awbank.net
AmericanWest Bancorporation

Strategic Focus – Utah De Novo Expansion (cont’d)
–Niche opportunity for a larger service-focused community bank given current competitive composition in Utah banking market:
Utah Deposits as of June 30, 2006*
Deposits in millions
Number of Total Deposits Average
Banks Deposits % Deposits
National/Regional 7 31,347      78% 4,478
Community 49 8,802       22% 180
56 40,149 100%
*Excludes $103 billion of brokerage/specialty deposits. Source: FDIC.

Strategic Focus – Utah De Novo Expansion (cont’d)
– Capitalize on AWBC management’s prior experience in the Utah marketplace through targeted recruiting of top-tier producers
– As of year-end 2006, approximately $100MM in loan commitments and $57MM in outstanding loans generated by Utah LPO
– Contributed 50% of AWBC organic loan growth in 2006
– Recently hired SBA lending team to be based in Salt Lake City
– New Utah flagship financial center to be located on the ground floor of the Walker Center Tower in downtown Salt Lake City scheduled for opening in Q3 2007
– LPO will be opened in Walker Center by the end of Q1 2007

Strategic Focus – Far West Bank
– Announced merger with Provo based Far West Bancorporation in Oct., 2006
– Expected closing on April 1, 2007 subject to shareholder approval and customary closing conditions
– Consideration 80% stock/20% cash
– Far West is a high performing $425MM bank founded in 1975, with 16 branches from Provo to St. George
– Net interest margin in excess of 8%/ROA in excess of 3%
– AWBC expects transaction will be accretive to EPS for 2007 and provide an
IRR in excess of 15%
– All Utah financial centers will be operated under the Far West Bank brand